EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Yosen Group, Inc. (the “Company”) on Form 10-Q for period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, Zinan Zhou, chief executive officer, and Dongming Xing, chief financial officer, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 20, 2018	By:	/s/ Zinan Zhou
Zinan Zhou
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Dongming Xing
Dongming Xing Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Yosen Group, Inc. and will be retained by Yosen Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.